Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Union Street Acquisition Corp.

We have audited the accompanying balance sheet of Union Street Acquisition Corp. (a development stage company) as of February 9, 2007, and the related statements of operations, stockholders’ equity and cash flows for the period from January 1, 2007 to February 9, 2007 and the cumulative period from July 18, 2006 (date of inception) to February 9, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Union Street Acquisition Corp. as of February 9, 2007, and the results of its operations and its cash flows for the period from January 1, 2007 to February 9, 2007 and the cumulative period from July 18, 2006 (date of inception) to February 9, 2007, in conformity with United States generally accepted accounting principles.

/s/  Goldstein Golub Kessler LLP

GOLDSTEIN GOLUB KESSLER LLP

New York, New York

February 9, 2007

Union Street Acquisition Corp.

(a development stage company)

Balance Sheet

February 9, 2007
Assets
Current assets:
Cash and cash equivalents	$954,839
Trust Account	98,500,000

Total assets	$99,454,839

Liabilities and stockholders’ equity
Current liabilities:
Accrued expenses	$2,411
Accrued offering costs	434,500
Deferred underwriting fee	3,700,000
Note payable to a related party

Total current liabilities	4,136,911

Common Stock, subject to possible conversion of 2,499,999 shares at conversion value	18,959,992

Commitments

Stockholders’ equity
Preferred Stock, $0.0001 par value: 1,000,000 share authorized; no shares issued and outstanding	—
Common Stock, $0.0001 par value; 100,000,000 shares authorized; 15,625,000 issued and outstanding	1,563
Additional paid-in capital	76,468,058
Deficit accumulated during the development stage	(111,685)

Total stockholders’ equity	76,357,936

Total liabilities and stockholders’ equity	$99,454,839

See notes to financial statements

Union Street Acquisition Corp.

(a development stage company)

Statement of Operations

	January 1, 2007 Through February 9, 2007	July 18, 2006 (Date of Inception) Through February 9, 2007
Revenues	$—	$—
Expenses:
Formation and operating costs	90,779	111,685

Loss before income tax provision	(90,779)	(111,685)
Tax expense	—	—

Net loss	$(90,779)	$(111,685)

Number of shares outstanding	3,445,513	3,185,680
Net loss per share (basic and diluted)	$(0.03)	$(0.04)

See notes to financial statements

Union Street Acquisition Corp.

(a development stage company)

Statement of Stockholders’ Equity

	Common Stock		Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Total
	Shares	Amount
Initial capitalization from founding stockholder and directors on July 24, 2006 at $.008 per share	3,125,000	$313	$24,687	$—	$25,000
Net loss (July 18 - Dec 31, 2006)				(20,906)	(20,906)

Proceeds from issuance of warrants			3,000,000		3,000,000
Sale of 12,500,000 units through public offering (net of underwriter’s discount and offering expenses) including 2,499,999 shares subject to possible conversion	12,500,000	1,250	92,403,363		92,404,613
Proceeds subject to possible conversion			(18,959,992)		(18,959,992)
Net loss (Jan 1, 2007 - Feb 9, 2007)	—	—	—	(90,779)	(90,779)

Balance - February 9, 2007	15,625,000	$1,563	$76,468,058	$(111,685)	$76,357,936

See notes to financial statements

Union Street Acquisition Corp.

(a development stage company)

Statement of Cash Flows

	January 1, 2007 Through February 9, 2007	July 18, 2006 (Date of Inception) Through February 9, 2007
Cash flows from operating activities:
Net loss	$(90,779)	$(111,685)
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in:
Accrued expenses	2,411	2,411
Prepaid expenses	5,000	—

Net cash used by operating activities	(83,368)	(109,274)

Cash flows from investing activities:
Cash placed in trust	(98,500,000)	(98,500,000)

Net cash used by financing activities	(98,500,000)	(98,500,000)

Cash flows from financing activities:
Proceeds from note payable to a related party	—	200,000
Payment of note payable to a related party	(200,000)	(200,000)
Proceeds from issuance of common stock to founding stockholders		25,000
Proceeds from sale of Units to public	100,000,000	100,000,000
Proceeds from Private Placement warrants	3,000,000	3,000,000
Payment of offering costs	(3,304,000)	(3,460,887)

Net cash provided by financing activities	99,496,000	99,564,113

Increase in cash	912,632	954,839
Cash, beginning of period	42,207	—

Cash, end of period	$954,839	$954,839

Supplemental schedule of non-cash financing activities:
Accrual of deferred offering costs	$434,500	$434,500

Accrual of deferred underwriting fee	$3,700,000	$3,700,000

See notes to financial statements

UNION STREET ACQUISITION CORP.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS

February 9, 2007

Note A—Organization and Business Operations

Union Street Acquisition Corp. (the “Company”) was incorporated in Delaware on July 18, 2006. The Company was formed to serve as a vehicle for the acquisition of an operating business through a merger, capital stock exchange, stock purchase, asset acquisition, or other similar business combination (the “Business Combination”). The Company has neither engaged in any operations nor generated any revenue to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies. The Company has selected December 31st as its fiscal year end.

The registration statement for the Company’s initial public offering (the “Offering”) was declared effective on February 1, 2007. The Company completed the Offering on February 9, 2007 and received net proceeds of approximately $92.4 million, which is net of $3,700,000 of deferred underwriting discounts (as described in Note C). The Company’s executive officers and directors have broad discretion with respect to the specific application of the net proceeds of this offering of Units (as defined in Note C below) and the private placement of 3,000,000 warrants that occurred immediately prior to the Offering (the “Private Placement”), although substantially all of the net proceeds of the Offering and Private Placement are intended to be generally applied toward consummating an initial Business Combination with (or acquisition of) one or more operating businesses in the business services industry. Furthermore, there is no assurance that the Company will be able to successfully consummate an initial Business Combination. An amount of $98,500,000, which includes $3,000,000 relating to the sale of warrants in the Private Placement and $3,700,000 deferred payment to the underwriters in the Offering, of the net proceeds is being held in a trust account (the “Trust Account”), and invested in money market funds meeting conditions of the Investment Company Act of 1940 or securities principally issued or guaranteed by the U.S. government until the earlier of (i) the consummation of its initial Business Combination or (ii) the distribution of the Trust Account as described below. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have vendors, providers of financing, if any, prospective target businesses and other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Certain of the Company’s executive officers have agreed to reimburse the Company for its debts to any vendor for services rendered or products sold to us, potential target businesses or providers of financing, if any, to the extent necessary to ensure that such claims do not reduce the amount in the Trust Account. However, there can be no assurance that these executive officers will be able to satisfy those obligations. The remaining proceeds and interest income earned on the funds in the Trust Account of up to $1,500,000, after tax, may be released to the Company upon demand, as follows: (x) an aggregate amount of up to $1,250,000, within 12 months after the completion of the Offering, and (y) an aggregate amount of up to $250,000 plus any remaining portion of the $1,250,000 not previously released to the Company during the initial 12-month period, during the period that is between 12 months and 24 months after the completion of the Offering.

The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. The Company will proceed with the initial Business Combination only if:

•	A majority of the shares of common stock voted by the public stockholders are voted in favor of the initial Business Combination; and

•	Public stockholders owning fewer than 20% of the shares sold in the Offering both vote against the initial Business Combination and exercise their conversion rights.

Public stockholders voting against the initial Business Combination will be entitled to convert their stock into a pro rata share of the aggregate amount then held in the Trust Account (including the amount held in the Trust Account representing the deferred portion of the underwriters’ discounts and commissions), including any interest earned on their pro rata share (net of taxes payable on such interest income and after release of up to $1,500,000 of interest income, after tax, to fund working capital requirements), if the initial Business Combination is approved and consummated.

In the event that the Company does not consummate an initial Business Combination within 18 months from the completion of the Offering, or 24 months from the completion of the Offering if certain criteria for extending the time period to consummate the initial Business Combination have been satisfied, the Company will dissolve and distribute the proceeds held in the Trust Account to its public stockholders. The stockholders who owned shares of the Company’s common stock immediately prior to the completion of the Offering (the “Initial Stockholders”) have waived their rights to participating in any liquidating distributions with respect to shares of the Company’s common stock acquired by them prior to the completion of the Offering. In the event of such distribution, the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units offered in the Offering discussed in Note C).

With respect to an initial Business Combination which is approved and consummated, any public stockholder who voted against the initial Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, including all accrued interest income (net of taxes payable on such interest income and after release of up to $1,500,000 of interest income, after tax, to fund working capital requirements), calculated as of two business days prior to the consummation of the proposed initial Business Combination, divided by the number of shares of common stock held by public stockholders at the date of the Offering. Accordingly, public stockholders holding less than 20% of the aggregate number of shares owned by all public stockholders may seek conversion of their shares in the event of an initial Business Combination. Such public stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders. Accordingly, a portion of the net proceeds from the Offering (19.99% of the amount held in the Trust Account) has been classified as common stock subject to possible conversion in the accompanying February 9, 2007 balance sheet.

Note B—Summary of Significant Accounting Policies

[1] Cash and cash equivalents:

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company maintains cash in a bank deposit account which, at times, exceeds federally insured (FDIC) limits. The Company has not experienced any losses on this account.

[2] Loss per common share:

Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period. The effect of the 12,500,000 outstanding warrants issued in connection with the Offering and the 3,000,000 outstanding warrants issued in connection with the private placement has not been considered in the diluted loss per share calculations since the effect of such warrants would be anti-dilutive.

[3] Use of estimates:

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires executive officers and directors to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the report period. Actual results could differ from those estimates.

[4] Income taxes:

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of temporary differences, aggregating $43,557. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance as of February 9, 2007. The deferred tax asset valuation allowance was increased by approximately $43,557 during the period then ended.

The effective tax rate differs from the statutory rate due primarily to the increase in the valuation allowance.

[5] Accounting Pronouncements:

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” an interpretation of FASB Statement No. 109 (“FIN 48”), which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. A tax benefit from an uncertain position may be recognized only if it is “more likely than not” that the position is sustainable based on its technical merits. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. The Company does not expect FIN 48 will have a material effect on its accompanying financial condition or results of operations.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note C—Initial Public Offering

On February 9, 2007, the Company sold 12,500,000 units (“Units”) at an offering price of $8.00 per Unit (with up to 1,875,000 units reserved for sale pursuant to the underwriters over-allotment option). Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant (each, a “Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing on the later of (a) February 5, 2008 and expiring February 5, 2011 or (b) the consummation of an initial Business Combination with a target business. After the Warrants become exercisable, the Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days notice and only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. Holders of the Warrants are not entitled to net cash settlement and the Warrants may only be settled by delivery of shares of the Company’s common stock and not cash. No Warrant shall be exercisable unless at the time of exercise a registration statement relating to shares of common stock issuable upon exercise of the Warrants is effective and a prospectus relating to the shares of common stock issuable upon exercise of the warrants is available for use and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants. Consequently, the Warrants may expire unexercised and unredeemed.

The Company agreed to pay the underwriters an underwriting discount of 7% of the gross proceeds of the Offering. However, the underwriters have agreed that 3.7% of the underwriting discount will not be payable unless and until the Company completes an initial Business Combination and has waived it rights to receive such payment upon the Company’s liquidation if the Company is unable to complete an initial Business Combination. Accordingly, the deferred underwriting discount of $3,700,000 has been classified as a liability in the accompanying February 9, 2007 balance sheet.

Note D—Related Party Transactions

[1] The Company issued a $200,000 unsecured promissory note to Union Street Capital Management, LLC, a stockholder of the Company and an affiliate of the executive officers of the Company, on July 24, 2006. The note was non-interest bearing and was payable upon the earlier of a completion of the Offering or July 24, 2008. The note was repaid upon the completion of the Offering from the net proceeds of the Offering.

[2] The Company presently occupies office space provided by Union Street Capital Management, LLC, the affiliate described above. Such affiliate has agreed that it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Offering and continuing until the earlier of the consummation of an initial Business Combination by the Company or the Company’s liquidation. The amount expensed from January 31, 2007 through February 9, 2007 totaled $2,411.

Note E—Initial Stockholders

Union Street Capital Management, LLC, a related party to the Company, purchased an aggregate of 3,000,000 warrants from the Company at a price of $1.00 per warrant, for an aggregate purchase price of $3,000,000. All of the proceeds from these purchases were placed in the Trust Account. These warrants were purchased in a private placement that occurred immediately prior to the completion of the Offering.

Note F—Common Stock

At February 9, 2007, 15,500,000 shares were reserved for issuance upon the exercise of the Warrants and the private placement warrants.